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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
ARDEN GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARDEN GROUP, INC. 2020 South Central Avenue Compton, California 90220 (310) 638-2842

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 19, 2001

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Arden Group, Inc. (the "Company") will be held at The Beverly Hilton Hotel, Rodeo Room in the Executive Center, 9876 Wilshire Boulevard, Beverly Hills, California, on June 19, 2001, at 10:00 a.m., Los Angeles Time, for the following purposes:

  1.
  To elect three directors for a term of three years and one director for a term of two years;

  2.
  To ratify the selection of independent certified public accountants for the 2001 fiscal year; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

    The close of business on April 24, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A list of such stockholders will be available for examination by any stockholder at the meeting and, for 10 days prior to the meeting, during ordinary business hours at Arden Group, Inc., 9595 Wilshire Boulevard, Suite 411, Beverly Hills, California.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED, POSTAGE PREPAID ENVELOPE. THE RETURN OF YOUR PROXY WILL NOT PRECLUDE YOU FROM VOTING IN PERSON IF YOU CHOOSE TO ATTEND THE MEETING.

                      By Order of the Board of Directors

                      Assistant Secretary

May 10, 2001

PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED
IN FURTHER COMMUNICATION

ARDEN GROUP, INC. 2020 South Central Avenue Compton, California 90220

ANNUAL MEETING OF STOCKHOLDERS
ON JUNE 19, 2001

PROXY STATEMENT

General

    This Proxy Statement is furnished by the Board of Directors of Arden Group, Inc. (the "Company") in connection with its solicitation for use at the Annual Meeting of Stockholders (the "Meeting") to be held at The Beverly Hilton Hotel, Rodeo Room in the Executive Center, 9876 Wilshire Boulevard, Beverly Hills, California, on June 19, 2001, at 10:00 a.m. local time in Los Angeles, and at any adjournment thereof. The approximate date on which this Proxy Statement and the accompanying forms of proxy will first be sent to stockholders is May 10, 2001.

    All shares represented by each properly executed and unrevoked proxy received in time for the Meeting will be voted as specified, or, if no specification is made, for (i) the election as directors of the Board of Director's nominees and (ii) the ratification of the selection of independent certified public accountants. The Company does not know of any other business that will be presented for action at the Meeting, but if any matter is properly presented, the persons named in the accompanying proxies will vote thereon in accordance with their judgment. A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with an Assistant Secretary of the Company, by timely delivery of a later proxy or by voting in person at the Meeting contrary to the manner in which the proxy is to be voted.

    The cost of soliciting proxies will be paid by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of stock of the Company and such persons will be reimbursed for their reasonable expenses. Proxies may be solicited by directors, officers or employees of the Company and its subsidiaries in person or by telephone or electronically, for which such persons will receive no special compensation. In addition, InvestorCom, Inc. ("InvestorCom") has been retained by the Company to aid in the solicitation of proxies from banks, brokers and nominees and will solicit such proxies by mail, telephone, electronically and personal interview, and request brokerage houses and nominees to forward soliciting material to beneficial owners of the Company's stock. For these services, InvestorCom will be paid a fee of $3,000 plus expenses.

Record Date; Shares Entitled to Vote; Quorum

    The Board has fixed the close of business on April 24, 2001, as the record date for the determination of holders of Class A Common Stock and Class B Common Stock entitled to notice of and to vote at the Meeting. Accordingly, only holders of shares of Class A Common Stock and Class B Common Stock of record at the close of business on such date will be entitled to vote such shares at the Meeting. At the close of business on April 24, 2001, there were outstanding 2,088,712 shares of Class A Common Stock and 1,368,784 shares of Class B Common Stock. Each share of Class A Common Stock will entitle the holder thereof to one vote on all matters described in this Proxy Statement (other than the election of directors by the holders of Class B Common Stock) and all other matters which could be properly brought before the Meeting. Each share of Class B Common Stock will entitle the holder thereof to 10 votes on all matters described in this Proxy Statement (other than election of the directors by the holders of Class A Common Stock) and most other matters which could be properly brought before the Meeting. As of April 24, 2001, there were approximately 1,234 holders of record of Class A Common Stock and 12 holders of record of Class B Common Stock. The presence, either in person or by properly executed proxy, of both (i) stockholders holding of record a number of shares of Class A Common Stock entitling them to exercise a majority of the voting power of such class of stock and (ii) stockholders holding of record a number of shares of Class B Common Stock entitling them to exercise a majority of the voting power of such class of stock is necessary to constitute a quorum at the Meeting.

Principal Stockholders

    As of April 24, 2001, the only persons known to the Company to own beneficially more than 5% of the then outstanding shares of Class A Common Stock or Class B Common Stock were the following:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)	Percent of Total Vote
Class A Common Stock	City National Bank, as Trustee of the Company's Stock Bonus Plan and Trust (the "Stock Bonus Plan") 400 North Roxbury Drive, 7th Floor Beverly Hills, CA 90210	239,336		11.5%	1.5%
Class A Common Stock	Bernard Briskin Arden Group, Inc. 9595 Wilshire Blvd., Suite 411 Beverly Hills, CA 90212	615,389	(2)(3)	29.5%	3.9%
Class B Common Stock	Bernard Briskin	1,362,496	(3)	99.5%	86.4%

(1)
Unless otherwise indicated to the contrary, all beneficial owners have sole investment and voting power. For purposes of this table, 1,357,200 treasury shares of Company Class A Common Stock are not deemed to be outstanding.

(2)
This amount includes the following shares: (i) 186,096 shares held in trust (of which Mr. Briskin is a trustee) for the benefit of Mr. Briskin and his children, and (ii) 98,012 shares held in an Individual Retirement Account by Mr. Briskin's wife. Mr. Briskin disclaims any beneficial ownership of the shares set forth in clause (ii) hereof. Mr. Briskin shares voting and investment power with respect to the shares referred to in clause (i), and he has no voting or investment power with respect to the shares referred to in clause (ii). Nothing herein should be construed as an admission that Mr. Briskin is in fact the beneficial owner of any of these shares.

(3)
This amount excludes 22,000 shares of Class A Common Stock and 4 shares of Class B Common Stock held by The Judy and Bernard Briskin Foundation of which Mr. Briskin serves as a co-trustee. Mr. Briskin disclaims any beneficial ownership with respect to these shares.

    If Mr. Briskin converted all of the Class B Common Stock to Class A Common Stock (convertible on a share for share basis) his and his spouse's beneficial ownership of Class A Common Stock would be increased to 1,977,885 shares or 57.2% of total shares outstanding.

ELECTION OF DIRECTORS

    As permitted under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, the Company's Restated Certificate of Incorporation provides for a classified Board of Directors, with approximately one-third of the total authorized number of directors elected each year for a term of three years by straight (as distinguished from cumulative) voting.

    Under Article Fourth of the Restated Certificate of Incorporation of the Company, so long as the total number of outstanding shares of Class B Common Stock is equal to or greater than 12.5% of the total aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock, the holders of Class A Common Stock are entitled to elect at any meeting therefor only such number of directors as, when added to the number of continuing directors previously elected by the holders of Class A Common Stock, equals 25% of the total number of authorized directors of the Company (rounded up to the nearest whole number); the remaining directors are elected by the holders of the Class B Common Stock. Pursuant to the terms of the Company's Restated Certificate of Incorporation, the holders of Class A Common Stock are entitled to elect one director at the Meeting.

    The holders of Class B Common Stock are entitled to elect two directors at the Meeting and the Board of Directors has elected to have an existing vacancy on the Board of Directors in the directors to be elected by the holders of Class B Common Stock filled at the Meeting by holders of Class B Common Stock. The holders of Class B Common Stock will have 10 votes per share for each director to be elected by such stockholders. The election of the directors requires the affirmative vote of the holders of a plurality of the shares of such class of stock present, in person or by proxy, and entitled to vote at the Meeting. Any votes against a nominee or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and will have no effect on the vote with respect to the election of directors.

    The number of authorized directors who are elected by the holders of Class B Common Stock is five. At present, there are two vacancies on the Board of Directors in the directors to be elected by the holders of Class B Common Stock, which director's terms expires in 2002 and 2003. The term of two directors elected by the holders of Class B Common Stock expires with the Meeting.

    The Board of Directors has nominated Mr. Bernard Briskin and Mr. John G. Danhakl, who are presently serving as directors of the Company elected by the holders of Class B Common Stock and whose terms of office as a director expires at the Meeting, for election as directors elected by the holders of Class B Common Stock with a term of office expiring in 2004. The Board of Directors has also nominated Mr. Daniel Lembark, who is presently serving as a director of the Company elected by the holders of Class A Common Stock and whose term expires at the Meeting, for election as a director by the holders of Class B Common Stock to fill the vacancy on the Board of Directors as a director elected by the holders of the Class B Common Stock with a term of office as a director expiring in 2003. The Board of Directors has nominated Mr. Kenneth A. Goldman as a director of the Class A Common Stock with a term of office as a director expiring 2004.

    The Board of Directors recommends a vote FOR the election of the four nominees.

    Management is not aware of any circumstance that would render the nominees unable to serve. However, if any of them unexpectedly become unavailable for election, votes will be cast, pursuant to the accompanying proxies, for the election of a substitute nominee who may be selected by the present Board of Directors.

    Below is set forth certain information concerning the nominees and the two continuing directors as of April 24, 2001. Certain of this information has been supplied by the persons named:

Nominee for Election by Class A Common Stockholders
for a Three-Year Term Ending in 2004:

Name	Age	Principal Occupation and Other Directorships(1)
Kenneth A. Goldman	59	Attorney and Director with Crosby, Heafey, Roach & May, Professional Corporation since September 2000. For more than five years prior thereto, Attorney and Principal of Sanders, Barnet, Goldman, Simons & Mosk, A Professional Corporation.

Nominee for Election by Class B Common Stockholders
for a Two-Year Term Ending in 2003:

Name	Age	Principal Occupation and Other Directorships(1)	Director Since(2)	Term Expires
Daniel Lembark	76	Financial Consultant.	1978	2001

Nominees for Election by Class B Common Stockholders
for a Three-Year Term Ending in 2004:

Name	Age	Principal Occupation and Other Directorships(1)	Director Since(2)	Term Expires
Bernard Briskin	76	Chairman of the Board of Directors, President and Chief Executive Officer of the Company and Arden-Mayfair, Inc., a subsidiary of the Company, and Chairman of the Board and Chief Executive Officer of AMG Holdings, Inc. and Gelson's Markets, both subsidiaries of Arden-Mayfair, Inc.	1970	2001
John G. Danhakl	45	Partner of Leonard Green & Partners since March 1995. Managing Director of Donaldson Lufkin Jenrette Securities Corporation from March 1990 to February 1995. Director of Big 5 Sporting Goods, Inc., Communications & Power Industries Holding Corporation, Communications & Power Industries, Inc., Twin Laboratories Corporation, Hechinger/BSQ, Diamond Auto Glass Works, Liberty Group Publishing, Leslie's Poolmart, Inc., Veterinary Centers of America, Inc., Korea Times USA and Petco Animal Supplies, Inc.	1995	2001

Continuing Directors:

Name	Age	Principal Occupation and Other Directorships(1)	Director Since(2)	Term Expires
Robert A. Davidow	59	Director and Vice Chairman of WHX Corporation; private investor.	1993	2002
Ben Winters	80	Business Consultant.	1978	2003

(1)
Unless otherwise indicated, principal occupation or occupations shown have been such for a period of at least five years in the aggregate.

(2)
Date shown for term of service indicates commencement of service as a director of the Company or Arden-Mayfair, Inc.

Committees and Meetings of the Board of Directors

    The Company has audit, compensation, investment and nominating committees. Current members of the audit committee are Mr. Lembark, chairman, and Messrs. Davidow and Winters. This committee, which monitors significant accounting policies, approves services rendered by the independent auditors, reviews audit and management reports and makes recommendations regarding the appointment of independent auditors and the fees payable for their services, met two times in regard to the 2000 year audit. All the members of the audit committee are independent as defined in the rules of the National Association of Securities Dealers ("NASD") listing requirements. Current members of the compensation committee are Mr. Danhakl, chairman, and Messrs. Davidow and Lembark. This committee, which considers and makes recommendations as to salary and incentive compensation awards to senior executive officers, met once in 2000. Current members of the investment committee are Mr. Davidow, chairman, and Messrs. Briskin, Danhakl and Winters. This committee defines the short-term investment strategy for the Company and met four times in 2000. Current members of the nominating committee are Mr. Winters, chairman, and Messrs. Briskin and Danhakl. This committee, which was established to select candidates for nomination and election as directors, met once in 2000. The nominating committee will consider qualified nominees recommended by stockholders. Stockholders who wish to recommend qualified nominees should write to an Assistant Secretary of the Company at 2020 South Central Avenue, Compton, California 90220, and should state the qualifications of persons proposed by them.

    During the 2000 fiscal year, the Board of Directors held five meetings. Each of the directors attended over 75% of the aggregate of all of the meetings of the Board of Directors and meetings held by all committees of the Board on which he served during such period.

Compensation of Directors

    During 2000, each non-employee director of the Company was compensated for all services as a director at an annual rate of $22,800 plus $1,000 for each Board meeting attended and $1,000 for attendance at each committee meeting. Non-employee directors who serve as committee chairmen are entitled to an additional $4,200 per year. In 2000, each non-employee director also received stock appreciation rights covering 10,000 shares of the Company's Class A Common Stock. In 2000, the Company awarded Stuart Kreiger, who had served as a director of the Company through June 13, 2000, payment of $68,400 in recognition of his over 22 years of service as a director of the Company. Such sum is payable in 36 monthly payments of $1,900.

    During 2000, the Company issued stock appreciation rights ("SARs") for units covering up to 40,000 shares of the Company's Class A Common Stock to the Company's non-employee directors with a base price of $29 1/16, representing the fair market value on the date of the grant. When the SARs are exercised, each unit entitles the holder to receive the excess of the fair market value of a share of Class A Common

Stock on the date of exercise over the base price. All of the units vest 25% each year beginning at the end of the first year and expire five years from the date of grant. No SARs have been exercised or cancelled as of December 30, 2000.

Beneficial Ownership of the Company's Stock by Management

    The following table shows, as of April 24, 2001, the beneficial ownership of the Company's equity securities by each director or nominee, David M. Oliver, Chief Financial Officer, and by all directors and executive officers as a group.

Name	Title of Class of Company's Stock	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)		Percent of Total Vote
Bernard Briskin	Class A Common Stock Class B Common Stock	615,389 1,362,496	(2) (2)	29.5 99.5	% %	3.9 86.4	% %
John G. Danhakl	Class A Common Stock	0
Robert A. Davidow	Class A Common Stock	0
Kenneth A. Goldman(3)	Class A Common Stock	15,160	(4)	0.7%		0.1%
Daniel Lembark	Class A Common Stock	0
David M. Oliver	Class A Common Stock	0
Ben Winters	Class A Common Stock	500		(5)		(5)
All directors and executive officers as a group (6 persons)	Class A Common Stock Class B Common Stock	615,889 1,362,496	(2)(6) (2)	29.5 99.5	% %	3.9 86.4	% %

(1)
Unless otherwise indicated to the contrary, all beneficial owners have sole investment and voting power. The number of outstanding shares of Company Class A Common Stock on which the percentages shown in this table are based does not include 1,357,200 treasury shares of Company Class A Common Stock.

(2)
See note (2) and (3) to the table under "Principal Stockholders" set forth above.

(3)
Nominee for director.

(4)
Held in trust by Mr. Goldman, as trustee, for grandchildren of Mr. & Mrs. Briskin.

(5)
Did not exceed 1%.

(6)
Does not include shares held by Mr. Goldman as nominee for director.

Executive Officers of the Company

    Set forth below is certain information regarding the persons who presently serve as executive officers of the Company.

Name	Age	Positions at the Company
Bernard Briskin	76	Chairman of the Board of Directors, President and Chief Executive Officer of the Company.(1)
David M. Oliver	43	Chief Financial Officer of the Company.

(1)
Principal occupation shown has been such for a period of at least five years.

    Mr. Oliver was elected Chief Financial Officer of the Company in November 1999. Mr. Oliver also serves as Chief Financial Officer of Arden-Mayfair, Inc., and Chief Financial Officer and Secretary of

AMG Holdings, Inc. and Gelson's Markets. From August 1998 until he joined the Company, he worked as an independent consultant. From July 1997 to July 1998, Mr. Oliver served as Senior Vice President, Chief Financial Officer of Hughes Family Markets. He served as Vice President, Controller of The Vons Companies, Inc. from July 1994 to April 1997 and as Assistant Controller from August 1988 to June 1994. Mr. Oliver was employed by Arthur Andersen & Co. as a Certified Public Accountant in the audit department from June 1979 to May 1988.

    Executive officers of the Company are elected annually by the Company's Board of Directors and serve at the discretion of the Board, with the exception of Mr. Briskin, who has an employment agreement. See "Employment Agreement—Bernard Briskin."

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires that directors and executive officers of the Company, as well as persons holding more than ten percent (10%) of a registered class of the Company's equity securities, file with the Securities and Exchange Commission initial reports of the ownership and reports of changes of ownership of Class A Common Stock and other equity securities of the Company. Based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the fiscal year ended December 30, 2000, all Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than ten percent (10%) beneficial owners were complied with.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee is comprised of three directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

    The Audit Committee reviewed and discussed with management of the Company the audited financial statements of the Company for the fiscal year ended December 30, 2000.

    PricewaterhouseCoopers L.L.P. ("PricewaterhouseCoopers"), the Company's independent accountants, provided the Audit Committee with the written disclosures and letter required by Independence Standards Board No. 1. The Audit Committee discussed with that accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 and matters relating to that firm's independence.

    Based on the foregoing, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 30, 2000.

Daniel Lembark, Chairman
Robert A. Davidow
Ben Winters

Members of the Audit Committee.

Audit Fees

    The aggregate fees billed to the Company by PricewaterhouseCoopers, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 30, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $166,000.

Financial Information Systems Design and Implementation Fees

    There were no fees billed by PricewaterhouseCoopers for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 30, 2000.

All Other Fees

    The aggregate fees billed by PricewaterhouseCoopers for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 30, 2000 were $77,500.

    The Audit Committee reviewed the above-described fees for non-audit services and considered whether the provision of those services is compatible with maintaining the independence of PricewaterhouseCoopers.

Executive Compensation and Related Information

    General.  The following table sets forth the total annual and long-term compensation paid or accrued by the Company and its subsidiaries in connection with all businesses of the Company and its subsidiaries to or for the account of the Chief Executive Officer of the Company and each other executive officer of the Company whose total annual salary and bonus for the fiscal year ended December 30, 2000 exceeded $100,000 in the aggregate.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities-Underlying Options/SARs (#)(2)	All Other Compensation ($)(3)(4)
Bernard Briskin, Chief Executive Officer	2000 1999 1998	524,352 511,563 507,000	735,731 626,299 599,297		69,200 12,800 12,800
David M. Oliver (1), Chief Financial Officer	2000 1999	150,654 11,070	25,000 0	2,500

(1)
David M. Oliver, Chief Financial Officer, joined the Company in November 1999 at an annual salary of $150,000.

(2)
The Company did not grant to Mr. Briskin or Mr. Oliver any restricted stock or stock options and made no payout to them on any long-term incentive plan in fiscal years 2000, 1999 or 1998. The Company granted units of SARs covering 2,500 shares of Class A Common Stock under the Phantom Stock Plan to Mr. Oliver in 2000.

(3)
Includes the Company's contributions to the Arden Group, Inc. 401(k) Retirement Savings Plan and the Arden Group, Inc. Stock Bonus Plan. In 2000, Mr. Briskin was allocated $13,600 to his 401(k) account and $0 to his Stock Bonus Plan account.

(4)
Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the compensation received by Mr. Briskin in 1999 and 1998 or by Mr. Oliver in any of the years for which compensation information is reported. In 2000, Mr. Briskin received approximately $55,600 in medical expense reimbursements in accordance with his employment agreement.

    The following table sets forth certain information on SAR grants in fiscal 2000 to the named executive officer:

SAR GRANTS IN LAST FISCAL YEAR

Individual Grants
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for SAR Term
	Number of Securities Underlying SARs Granted (#)		Percent of Total SARs Granted to Employee in Fiscal Year
Name				Exercise or Base Price ($/Sh)		Expiration Date
							0%($)	5%($)	10%($)
David M. Oliver	2,500	(1)	25%	29	1/16	3/28/05	0	20,000	44,000

(1)
Exercisable at the rate of 25% per year beginning March 28, 2001.

    The following table provides information on the exercise of SARs by the named executive officer in fiscal 2000 and the number of that officer's SARs that were unexercised at December 30, 2000:

AGGREGATED SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL
YEAR-END UNEXERCISED SARS

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised SARs at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money SARs at Fiscal Year-End ($) Exercisable/ Unexercisable
David M. Oliver	0	0	0/2,500	0/26,000

Compensation Committee Interlocks and Insider Participation

    The Board of Directors has a Compensation Committee. In 2000, the Compensation Committee was comprised of the following directors, none of whom are or have been officers or employees of the Company:

            John G. Danhakl, Chairman
            Robert A. Davidow
            Daniel Lembark

Report of the Compensation Committee of the Board of Directors

    The Compensation Committee of the Board of Directors (the "Committee") is composed of three outside directors and is responsible for the development of Company policies relating to executive compensation. The Committee's principal objective is to aid the Company in achieving its goals by the establishment of compensation policies which will attract and retain superior talent and also reward performance.

    The compensation of Mr. Bernard Briskin, the Chief Executive Officer of the Company, is established under an employment agreement dated May 13, 1988, as amended by amendment dated April 27, 1994 and an amendment dated January 1998, effective January 1, 1997 (the "Employment Agreement"). Pursuant to the terms of the Employment Agreement, Mr. Briskin's base salary is increased annually based upon increases in the Consumer Price Index subject, however, to a maximum annual increase of 4%. His annual bonus is equal to 2 1/2% of the Company's first $2,000,000 of Pre-Tax Profits (as defined in the Employment

Agreement) plus 3 1/2% of Pre-Tax Profits in excess of $2,000,000. Since Mr. Briskin's bonus is determined on the basis of the Pre-Tax Profits of the Company, a portion of his compensation is directly related to the performance of the Company. Mr. Briskin's bonus arrangement for 1997 and years following was approved by stockholders in 1998. Under the Employment Agreement, for 2000 Mr. Briskin's annual base salary was $524,352 and his bonus was $735,731. On January 1, 2001, his annual base salary was increased, in accordance with the terms of the Employment Agreement, to $542,442.

    As to executives other than Mr. Briskin, the Committee recommends compensation for them to the Board of Directors. Such compensation is designed to achieve an overall level of compensation which is competitive with other companies in the supermarket business in Southern California. By taking into account the individual performance, responsibility and achievement level of the executives involved and the annual and long-term performance of the Company, the actual compensation level for such executives recommended by the Committee may be greater or less than the average of competitive levels in such other companies. Accordingly, the Committee exercises its best judgment in setting executive compensation based upon a number of internal, external and individual factors.

    The Company's Stock Bonus Plan and Phantom Stock Plan are included as a component of executive compensation and this, as well as the other factors, operates to link a portion of executive compensation to Company profitability.

    In general, Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows deductions by a publicly traded corporation for compensation in excess of $1,000,000 to its chief executive officer or any of its four other highest paid officers. The Committee does not expect that any executive officer's compensation for the 2001 fiscal year will exceed the $1,000,000 IRS deduction cap since the amount of Mr. Briskin's annual bonus arrangement, which was approved by stockholders in 1998, should be excluded from the computation to determine whether his compensation exceeds the $1,000,000 deduction cap.

John G. Danhakl, Chairman
Robert A. Davidow
Daniel Lembark

Members of the Compensation Committee.

Stock Performance Graph

    The following graph compares the cumulative stockholder return on the Arden Group, Inc. Class A Common Stock ("Stock") with the cumulative total return of the S&P 500 Stock Index and the S&P Food Retailers Index for the five-year period ending December 31, 2000. The graph assumes that $100 was invested on December 31, 1995, in the Stock and in each of the above-mentioned indices with all dividends reinvested.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

350
300
250
200
150
100
50
0
1995
1996
1997
1998
1999
2000
Arden Group, Inc.
S&P 500 Index
S&P Food Retailers Index

Stock Bonus Plan

    The Stock Bonus Plan is a non-contributory trusteed profit sharing plan which is qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). All non-union employees over 18 years of age who complete 1,000 hours of service are eligible to become participating employees in the Stock Bonus Plan. Contributions to the Stock Bonus Plan for any fiscal year, as determined by the Board of Directors, are discretionary, but in no event are to exceed 15% of the annual aggregate salaries of those employees eligible for participation in the Stock Bonus Plan. Any assets of the Stock Bonus Plan which are not invested in the Company's Class A Common Stock may be invested in certain government backed securities. Contributions to the Stock Bonus Plan are allocated among eligible participants in the proportions of their salaries to the salaries of all participants. There were no contributions to the Stock Bonus Plan in 2000.

Phantom Stock Plan

    In 1998, the Company adopted a Phantom Stock Plan (the "Phantom Plan") which provides for the granting of units in the form of SARs covering up to 35,000 shares of the Company's Class A Common Stock to persons who are at the vice president or higher level of the Company. Each unit entitles the holder to receive upon exercise thereof the excess of the fair market value of a share of Class A Common Stock on the date of exercise over the fair market value of such share on the date specified by the committee administrating the Phantom Plan at the time of grant. All of the units vest 25% each year beginning at the end of the first year over a four year period and expire five years from the date of grant.

Arden Group, Inc. 401(k) Retirement Savings Plan

    Effective January 1, 1992, the Company's Board adopted the Arden Group, Inc. 401(k) Retirement Savings Plan (the "Company Savings Plan"). All non-union employees of the Company and its subsidiaries who have attained the age of 18 and have completed at least one year of service with any of such companies are entitled to participate in the Company Savings Plan. The Company Savings Plan provides that, with certain limitations, a participating employee may elect to contribute up to 15% of such employee's annual compensation to the Company Savings Plan on a tax-deferred basis, subject to a limitation that the annual elective contribution may not exceed an annual indexed dollar limit determined pursuant to the Code ($10,500 in 2000). Annual contributions are made by the Company in a discretionary amount as determined by the Company each year.

Employment Agreement—Bernard Briskin

    Mr. Briskin is employed as the Chairman of the Board of Directors, President and Chief Executive Officer of the Company and Arden-Mayfair, Inc. and the Chairman of the Board and Chief Executive Officer of AMG Holdings, Inc. and Gelson's Markets pursuant to an employment agreement which was entered into as of May 1988, amended in April 1994 retroactive to January 1, 1994 and further amended in January 1998, effective in January 1997 (the Agreement as amended is hereinafter referred to as the "Employment Agreement"). The Employment Agreement has a term ending at January 1, 2004 and provides that the term thereof is subject to automatic extension thereafter for periods of one fiscal year each unless either his employers or Mr. Briskin gives notice of termination not less than 15 months nor more than 18 months prior to the date upon which the term of the Employment Agreement will expire.

    The Employment Agreement provides for an annual base salary of $500,000 and a bonus based upon the Pre-Tax Profits of the Company. The annual base salary is subject to increases on January 1 of each year commencing January 1, 1998 based upon increases in the Consumer Price Index subject, however, to a maximum annual increase of 4%. The annual bonus is equal to 2 1/2% of the Company's first $2,000,000 of Pre-Tax Profits (as defined in the Employment Agreement) plus 3 1/2% of Pre-Tax Profits in excess of $2,000,000.

    The Employment Agreement also provides for certain expense reimbursement and personal benefits, including payment or reimbursement for uninsured medical expenses of Mr. Briskin and his immediate family up to a maximum of $200,000 during any calendar year, and annual retirement compensation equal to twenty-five percent of Mr. Briskin's average base salary and bonus earned in the last three fiscal years prior to his retirement and continuation of health insurance benefits and automobile allowance. In addition, if he becomes permanently disabled, dies or his employment is terminated prior to January 1, 2004, the cumulative unpaid portion of two notes from Mr. Briskin to the Company, in the amount of $135,000 as of March 1, 2001, will be forgiven. The maturity dates of the two notes was extended to December 31, 2003 with equal annual principal payments of $40,000 plus interest at 6% per annum.

    The Employment Agreement provides that its terms will be subject to review during the 2002 fiscal year by the Compensation Committee of the Board of Directors. Pursuant to this provision, the terms of the Employment Agreement may be modified.

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Company's Board of Directors, upon recommendation of its Audit Committee, has selected PricewaterhouseCoopers, independent certified public accountants, to audit the books, records and accounts of the Company and its consolidated subsidiaries for the 2001 fiscal year. PricewaterhouseCoopers has audited the books, records and accounts of the Company and its subsidiaries for a number of years. If the stockholders do not ratify the appointment of PricewaterhouseCoopers, other certified public accountants will be appointed by the Board on recommendation of the Audit Committee.

    It is anticipated that representatives of PricewaterhouseCoopers will attend the Meeting with the opportunity to make any statement they may desire to make, and will be available to respond to appropriate questions from stockholders.

    Ratification of the selection of independent public accountants for the Company requires the affirmative vote of a majority in voting interest of the stockholders present, in person or by proxy, and entitled to vote at the Meeting. Abstentions and broker non-votes will not be voted for or against this proposal, but will have the effect of negative votes since an affirmative vote of a majority in voting interest of stockholders present and eligible to vote is required to ratify the selection.

    The Board of Directors recommends a vote FOR ratification of the selection of PricewaterhouseCoopers.

CERTAIN OTHER TRANSACTIONS

    In connection with the purchase by Mr. Briskin of shares of the Company's Class A Common Stock in 1979 and 1980, the Company loaned Mr. Briskin $212,500 and $303,750, respectively which loans are represented by promissory notes. The maturity dates of such notes were modified effective January 1, 1997. Interest on the unpaid principal of such loans is payable at the rate of 6% per annum payable annually on or before December 31 of each year. Principal on the $212,500 note is payable in annual installments at a rate of $16,464.89 commencing December 31, 1997 and continuing each December 31 thereafter until December 31, 2003 at which time the entire unpaid principal balance of that note with all accrued and unpaid interest is due and payable. Principal on the $303,750 note is payable in annual installments at a rate of $23,535.11 commencing on December 31, 1997 and continuing each December 31 thereafter until December 31, 2003 at which time the entire unpaid principal balance of that note with all accrued and unpaid interest is due and payable. The foregoing notes are collateralized by 180,000 shares of the Company's Class B Common Stock. The outstanding principal balance of the two notes as of December 31, 2000 was $135,000.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

    In the event that a stockholder wishes to submit a proposal for consideration by the stockholders of the Company at the next Annual Meeting of Stockholders in conformity with current Securities and Exchange Commission proxy regulations, any such proposal must be received by any Assistant Secretary of the Company no later than January 10, 2002 in order for it to be includable in the proxy statement for such Annual Meeting. If a stockholder intends to present a proposal at the next Annual Meeting but does not seek inclusion of that proposal in the proxy statement for that meeting, the holders of proxies for that meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by March 26, 2002.

                      By Order of the Board of Directors

                      Assistant Secretary

May 10, 2001

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF ARDEN GROUP, INC.

    The Audit Committee is appointed by the Board of Directors (the "Board") to assist the Board in monitoring the integrity of the financial statements of Arden Group, Inc. (the "Company") and the independence and performance of the Company's external auditors.

    The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market for Nasdaq National Market issuers.

    The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent accountants to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the independent accountants.

    The Audit Committee shall:

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     2. Review the annual audited financial statements with management as well as the adequacy of internal controls that could materially affect the Company's financial statements.

     3. Review with management and the independent accountants any material financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

     4. Inquire of management and the independent accountants about material financial risk exposures and review the steps management has taken to monitor and control such exposures.

     5. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.

     6. Recommend to the Board the appointment of the independent accountants, which firm is accountable to the Audit Committee and the Board.

     7. Recommend to the Board the fees to be paid to the independent accountants.

     8. Receive periodic written reports from the independent accountants regarding the independent accountant's independence, discuss such reports with the independent accountants, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself as to the independence of the independent accountants.

     9. Evaluate together with the Board the performance of the independent accountants and, if so determined by the Audit Committee, recommend that the Board replace the independent accountants.

    10. Meet with the independent accountants prior to the audit to review the planning and staffing of the audit.

    11. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

    12. Meet with the independent accountants following the audit to review with the independent accountants any problems or difficulties the accountants may have encountered in connection with the audit, the adequacy of the internal accounting controls, the financial and accounting personnel and any management letter provided by the independent accountants and the Company's response to that letter.

    13. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's Annual Proxy Statement.

A-1

PROXY                                                                                                                                               CLASS A COMMON

ARDEN GROUP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ARDEN GROUP, INC.

   Bernard Briskin, Daniel Lembark and Ben Winters are hereby appointed proxies (each with power to act alone and with power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Arden Group, Inc., at The Beverly Hilton Hotel, Beverly Hills, California at 10:00 a.m. on June 19, 2001 and all adjournments thereof, on the matters set forth below, and in their discretion upon any other matters brought before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NO. 1 AND 2.

1.
ELECTION OF DIRECTORS

  FOR / / the nominee listed below

  WITHHOLD AUTHORITY / / to vote for the nominee listed below
           Kenneth A. Goldman

2.
FOR / / AGAINST / / ABSTAIN / / the proposal to ratify the selection of PricewaterhouseCoopers as independent public accountants of the Company.

   (Continued and to be signed on other side)

(Continued from other side)

THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

   The undersigned hereby revokes all prior proxies.

PLEASE SIGN, DATE, AND MAIL THIS PROXY TODAY

                        Dated __________________________________________

                        Signature ________________________________________

                        Signature ________________________________________

                        / /  I/WE PLAN TO ATTEND THE MEETING.

                        Please be sure to date this Proxy and to sign exactly as your name appears hereon; joint owners should each sign, if by a corporation, in the manner usually employed by it; if by a fiduciary, the fiduciary's title should be shown.

                        YOUR VOTE IS IMPORTANT.

PROXY                                                                                                                                               CLASS B COMMON

ARDEN GROUP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ARDEN GROUP, INC.

   Bernard Briskin, Daniel Lembark and Ben Winters are hereby appointed proxies (each with power to act alone and with power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Arden Group, Inc., at The Beverly Hilton Hotel, Beverly Hills, California at 10:00 a.m. on June 19, 2001 and all adjournments thereof, on the matters set forth below, and in their discretion upon any other matters brought before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NO. 1 AND 2.

1.
ELECTION OF DIRECTORS

FOR / / the nominees listed below

WITHHOLD AUTHORITY / / to vote for the nominees listed below

(a) Bernard Briskin (b) John Danhakl (c) Daniel Lembark

  (Instruction: To withhold authority to vote for any nominee, strike a line through that nominee's name above)

2.
FOR / / AGAINST / / ABSTAIN / / the proposal to ratify the selection of PricewaterhouseCoopers as independent public accountants of the Company.

   (Continued and to be signed on other side)

(Continued from other side)

THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

   The undersigned hereby revokes all prior proxies.

PLEASE SIGN, DATE, AND MAIL THIS PROXY TODAY

                        Dated __________________________________________

                        Signature ________________________________________

                        Signature ________________________________________

                        / /  I/WE PLAN TO ATTEND THE MEETING.

                        Please be sure to date this Proxy and to sign exactly as your name appears hereon; joint owners should each sign, if by a corporation, in the manner usually employed by it; if by a fiduciary, the fiduciary's title should be shown.

                        YOUR VOTE IS IMPORTANT.

QuickLinks

PROXY STATEMENT
ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
SUMMARY COMPENSATION TABLE
SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END UNEXERCISED SARS
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
CERTAIN OTHER TRANSACTIONS
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF ARDEN GROUP, INC.